                                                                    Exhibit 4.2

THIS AMENDMENT AGREEMENT is made the 18 January 2002
BETWEEN

(1)    APW ELECTRONICS GROUP PLC (formerly Vero Group PLC)

(2) APW ELECTRONICS OVERSEAS INVESTMENTS LIMITED (formerly Vero Electronics Overseas Investments Limited)

(3)    APW ELECTRONICS LIMITED (formerly Vero Electronics Limited)

(4)    APW ENCLOSURES AB (formerly Vero Enclosures AB)

(5)    APW ELECTRONICS GmbH (formerly Vero Electronics GmbH)

(6)    VERO ELECTRONICS Inc.

(7)    APW ENCLOSURES S.A. (formerly Vero Electronics S.A.) and

(8) APW ELECTRONICS S.r. L (formerly Vero Electronics S.R.L.) (each a "RBS Borrower" and together the "RBS Borrowers");

(9)    THE ROYAL BANK OF SCOTLAND plc ("RBS")

(10) APW ENCLOSURES PRODUCTS & SYSTEMS LIMITED and each of its subsidiaries set out in Schedule 1 (each a "NatWest Borrower", together the "NatWest Borrowers" and, together with the RBS Borrowers the "Borrowers"); and

(11)   NATIONAL WESTMINSTER BANK PLC ("NatWest").

WHEREAS

(A) RBS and the RBS Borrowers entered into a (pound)27,500,000 revolving credit facility dated 24 October 1995 (as subsequently amended by two amendment agreements dated 15 May 1998 and 22 May 1998 respectively) (the "RBS Facility Agreement"). The RBS Facility Agreement was subsequently amended and restated under an amendment agreement dated 15 May 2001 and as further amended by amendment agreements dated 27 September 2001 and 13 December 2001.

(B) NatWest and the NatWest Borrowers entered into a (pound)27,000,000 multi-line facility dated 20 April 2000 (the "NatWest Facility Agreement"). The NatWest Facility Agreement was subsequently amended and restated under an amendment agreement dated 15 May 2001 and was further amended by amendment agreements dated 27 September 2001 and 13 December 2001.

(C) On 31 July 2000, APW Ltd., APW North America, Inc., APW Holdings (Denmark) APS, certain financial institutions, Bank One, N.A., as syndication agent, The Chase Manhattan Bank as documentation agent and Bank of America, National Association as administrative agent (the "US Agent") entered into a multicurrency agreement (as subsequently amended and restated on 15 May 2001, 27 September 2001 and 13 December 2001) (the "Multicurrency Agreement").

(D) RBS, NatWest, the US Agent and others entered into an intercreditor agreement dated 15/th/ May 2001 (as subsequently amended and restated on 27 September 2001) regulating,

                                       1

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       inter alia, the application of recoveries under the RBS Facility
       Agreement, the NatWest Facility Agreement and the Multicurrency Agreement (the "Intercreditor Agreement").

(E) The Lenders under the Multicurrency Agreement have agreed to defer interest payments under the Multicurrency Agreement on the condition that a similar deferral occurs under both the RBS Facility Agreement and the NatWest Facility Agreement.

(F) The parties wish to enter into this Agreement to record the basis on which the RBS Facility Agreement and the NatWest Facility Agreement are being amended.

IT IS AGREED as follows:

1      DEFINITIONS AND INTERPRETATION

       In this Agreement, except where the context otherwise requires, words and expressions defined and references construed in the RBS Facility Agreement or the NatWest Facility Agreement (but not defined or construed in this Agreement) shall have the same meaning herein.

2      DEFERRAL OF INTEREST PAYMENTS

2.1 With effect from the date hereof, subject only to Clause 3, it is agreed that the terms of both the NatWest Facility Agreement and the RBS Facility Agreement shall be amended, so that notwithstanding any provision to the contrary contained in either Agreement, no interest payment or payment in respect of commission due under the terms of either the NatWest Facility Agreement, or the RBS Facility Agreement shall be payable until the earlier date (the "Deferral Date") of:

       (i)     February 15, 2002; or

       (ii) the first date three business days following the receipt by APW Limited of the proceeds of the sale of the Specified Business Unit (as defined in the Multicurrency Agreement); or

       (iii) the first date after the date of this Agreement on which the lenders under the Multicurrency Agreement receive any payment in respect of interest under the Multicurrency Agreement.

2.2 This consent shall be limited to its terms and shall not constitute a waiver of any other rights that RBS or NatWest may have from time to time, including the right, upon the occurrence of an Event of Default (other than the failure to pay such interest or commission on the due date for payment which would have applied, but for Clause 2.1 of the Agreement), to accelerate the maturity of all loans and all payments under the RBS Facility Agreement and/or the NatWest Facility Agreement, including said interest and commission payments, with respect thereto.

3      AMENDMENT TO RBS FACILITY AGREEMENT

3.1    The definition of "Facility Amount" shall be amended to read as follows:

       "Facility Amount" means (pound)31,191,000, as the same may be adjusted from time to time pursuant to the terms of this Agreement."

3.2 Clause 2.2 of the RBS Facility Agreement shall be amended, so as to read as follows:

       "2.2 Facility Limit and Options

                                       2




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        2.2.1 The Bank grants to the Borrowers upon and subject to the terms of this Agreement, a facility of (pound)27,500,000 whereby the Bank will:

              (a)    make available an Overdraft in Sterling;

              (b)    make Advances in Sterling or any Optional Currency;

              (c)    accept Sterling Bills drawn by any Borrowers; and

              (d)    issue Bonds in Sterling or any Optional Currency.

        2.2.2 The Bank grants to the Borrowers upon and subject to the terms of this Agreement, an additional facility of (pound)3,691,000 (the "Additional Bond Facility") whereby the Bank will issue Bonds in Sterling.

3.3     All other terms of the RBS Facility Agreement remain unchanged.

3.4 The parties agree to be bound by the RBS Facility Agreement and the NatWest Facility Agreement, each as amended.

4       CONDITIONS PRECEDENT TO THIS AMENDMENT AND RESTATEMENT AGREEMENT

4.1 This Agreement shall become effective once (a) RBS, for itself and on behalf of NatWest, has received an executed copy of this Agreement duly executed by all of the parties thereto; (b) each of the guarantors of the RBS Facility and the NatWest Facility have consented hereto by executing an agreement and consent in the form agreed between RBS, NatWest and the US Agent, and (c) all outstanding invoices submitted by RBS and NatWest in respect of legal fees relating to the RBS Facility and the NatWest Facility have been paid in full.

4.2 It shall be a condition precedent to the making of any drawdown request under the Additional Bond Facility made available pursuant to Clause
        3.2 of this Agreement that RBS shall have received in a form and substance satisfactory to it, a copy, certified as true and up to date copy by the Secretary of each UK Obligor, of a resolution of the board of directors of such UK Obligor approving the execution and delivery of this Agreement and the performance of its obligations hereunder and authorising a person or persons (specified by name) on behalf of each UK Obligor to sign and deliver this Agreement and any other documents to be delivered by it pursuant thereto.

5       GENERAL

5.1 The Borrowers hereby undertake that the Representations and Warranties set out in Clause 12 of the RBS Facility Agreement are true and accurate as of the date of this Agreement.

5.2 All other terms and conditions of the NatWest Facility Agreement and the RBS Facility Agreement remain unchanged.

5.3 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

5.4 The Borrowers shall on demand reimburse RBS and NatWest all reasonable costs including fees, costs and expenses (including legal fees and expenses) incurred in or in connection with the negotiation and execution of this Agreement shall pay all stamp,

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

       registration and other taxes to which any such document is, or at any time may be, subject and shall indemnify RBS and NatWest against any liabilities, expenses, costs or claims resulting from any failure to pay, or any delay in paying, such tax.

5.5 For the avoidance of doubt, this Agreement shall constitute a UK Finance Document (as defined in the RBS Facility and NatWest Facility).

5.6 This Agreement shall be governed by and construed in accordance with the laws of England and the parties hereto submit to the jurisdiction of the English courts.

                                    Schedule

Company                             Registered Number     Registered Office
APW Enclosure Products &
Systems Limited                     3518668               Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Enclosure Systems (UK)
Limited                             962534                Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Investments UK Limited          2873016               Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Holdings (UK) Limited           2894364               Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

Rubicon Finance Limited             2868702               Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Holdings (Europe) Limited       2868712               Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Electronics Group plc           02889677              Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Electronics Overseas            02889679              Electron Way, Chandlers Ford,
Investments Limited                                       Hampshire, S053 4ZR

APW Electronics Limited             00701364              Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Power Supplies Limited          02037578              Narrow Quay House, Narrow Quay,
                                                          Bristol, BS1 4AH

Applied Power Limited               03528602              Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Enclosure Systems
Holdings Limited                    03618666              Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Enclosure Systems plc           98900                 Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

APW Galway Limited                  67768                 Ballybrit Business Park, Ballybrit,
                                                          Galway, Republic of Ireland

APW New Forest Limited              1357306               Electron Way, Chandlers Ford,
                                                          Eastleigh, Hampshire, S053 4ZR

SIGNED FOR AND ON BEHALF OF:

THE ROYAL BANK OF SCOTLAND plc

By: /s/ [Illegible in Original]


SIGNED FOR AND ON BEHALF OF:

NATIONAL WESTMINSTER BANK PLC

By: /s/ [Illegible in Original]


THE RBS BORROWERS


APW ELECTRONICS GROUP PLC

By: /s/ S.L. Kirby
    Company Secretary


APW ELECTRONICS OVERSEAS INVESTMENTS LIMITED

By: /s/ S.L. Kirby
    Company Secretary


APW ELECTRONICS LIMITED

By: /s/ S.L. Kirby
    Company Secretary


APW ENCLOSURES AB

By: /s/ [Illegible in Original]


APW ELECTRONICS GmbH

By: /s/ John Stephenson
    Geschaftsfuhrer

VERO ELECTRONICS INC.

By: /s/ Richard D. Carroll


APW ENCLOSURES S.A.

By: /s/ S.L. Kirby


APW ELECTRONICS S.r.L

By: /s/ S.L. Kirby

THE NATWEST BORROWERS

APW ENCLOSURE SYSTEMS PLC

By: /s/ S.L. Kirby
    Company Secretary


APW ENCLOSURE PRODUCTS & SYSTEMS LIMITED

By: /s/ S.L. Kirby
    Company Secretary


APW ENCLOSURE SYSTEMS (UK) LIMITED

By: /s/ S.L. Kirby
    Company Secretary


APW INVESTMENTS UK LIMITED

By: /s/ S.L. Kirby
    Company Secretary


APW HOLDINGS (UK) LIMITED

By: /s/ S.L. Kirby
    Company Secretary


RUBICON FINANCE LIMITED

By: /s/ S.L. Kirby
    Company Secretary


APW HOLDINGS (EUROPE) LIMITED

By: /s/ S.L. Kirby
    Company Secretary


APW ELECTRONICS GROUP PLC

By: /s/ S.L. Kirby
    Company Secretary


APW ELECTRONICS OVERSEAS INVESTMENTS LIMITED

By: /s/ S.L. Kirby
    Company Secretary

APW ELECTRONICS LIMITED

By: /s/ S.L. Kirby
    Company Secretary


APW POWER SUPPLIES LIMITED

By: /s/ S.L. Kirby


APPLIED POWER LIMITED

By: /s/ S.L.Kirby
    Company Secretary

APW ENCLOSURE SYSTEMS HOLDING LIMITED

By: /s/ S.L. Kirby
    Company Secretary


APW GALWAY LIMITED

By: /s/ S.L. Kirby


APW NEW FOREST LIMITED

By: /s/ S.L. Kirby
    Company Secretary